UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	85-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Unit Subscription Agreements and Private Placement Offering

1.	Unit Subscription Agreement

On October 6, 2022, TeraWulf Inc. (the “Company”) entered into Unit Subscription Agreements (the “Subscription Agreements”) with certain accredited investors in privately negotiated transactions (each, a “Purchaser” and collectively, the “Purchasers”) as part of a private placement (the “Private Placement”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Subscription Agreements, the Company sold 7,481,747 units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Shares”), and one warrant (the “Warrants”), exercisable for one share of common stock (such shares underlying the Warrants, the “Warrant Shares” and together with the Units and the Common Shares, the “Securities”), to the Purchasers for an aggregate purchase price of approximately $9.5 million based on an offering price equal to the trailing 10-day volume weighted price of $1.26 for each Common Share plus one Warrant exercisable at a price of $1.93 per Common Share. The closing of the Private Placement occurred on October 6, 2022 (the “Closing Date”). The Units separated into Common Shares and Warrants on the Closing Date.

The Company will use the proceeds from the sale of the Securities for general corporate purposes, including infrastructure buildout and purchasing bitcoin miners.

The Subscription Agreements contain customary representations, warranties, covenants and agreements of the Company and the Purchasers and are subject to customary closing conditions and termination rights.

2.	Registration Rights Agreement

In connection with the issuance of the Securities pursuant to the Subscription Agreements, the Company and the Purchasers entered into a Registration Rights Agreement, dated as of October 6, 2022, pursuant to which the Company has agreed to provide customary shelf and piggyback registration rights to the Purchasers with respect to the Purchasers’ Common Shares and Warrant Shares.

3.	Warrant Agreement

In connection with the issuance of the Securities pursuant to the Subscription Agreements, the Company and the Purchasers entered into a Warrant Agreement, dated as of October 6, 2022 (the “Warrant Agreement”), to issue Warrants to the Purchasers, immediately exercisable on a one-for-one basis for the Company’s common stock at an exercise price of $1.93 per Warrant Share. The Warrants expire on the fifth anniversary of the Closing Date.

Loan Agreement Amendment

1.	Third Amendment to Loan Agreement

On October 7, 2022, the Company entered into a third amendment (the “Third Amendment”) to its Loan, Guaranty and Security Agreement dated as of December 1, 2021 (as amended by the First Amendment dated as of July 1, 2022 and the Second Amendment, Consent and Amendment to First Amendment dated as of August 26, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

The Third Amendment divides the initial funding of up to $15,000,000 of the delayed draw term loans under the Loan Agreement into two tranches of up to $7,500,000 each. The first tranche of $7,500,000 was borrowed upon the effectiveness of the Third Amendment on October 7, 2022.

The foregoing description of the provisions of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Third Amendment which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

2.	Amended & Restated Lender Warrant Agreement

On October 7, 2022, in connection with the Third Amendment described above, the Company entered into an amendment and restatement of that certain Warrant Agreement, dated July 1, 2022, by and among the Company and the holders party thereto (such original agreement, the “Original Warrant Agreement” and such amended agreement, the “Amended and Restated Warrant Agreement”). The Amended and Restated Warrant Agreement provides that holders party thereto are entitled to additional warrants to purchase an aggregate number of Common Shares equal to an incremental 3.75%, to be divided into two separate increments of 1.875% each, of the fully diluted equity of the Company, determined on the date of the funding of the two separate sub-tranches of $7,500,000 each pursuant to the Third Amendment.

The Amended and Restated Warrant Agreement also provides for the immediate exercisability of the warrants and removes the 50% Warrant Cancellation Event in its entirety (as defined in the Original Warrant Agreement filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022).

The foregoing description of the provisions of the Amended and Restated Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Warrant Agreement which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation.

The disclosure set forth under the heading “Loan Agreement Amendment” in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Private Placement is incorporated by reference herein. The shares of common stock issuable in connection with the Private Placement will not be registered under the Securities Act at the time of issuance, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, but are subject to the Registration Rights Agreement described above in Item 1.01.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the Private Placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Third Amendment to Loan, Guaranty and Security Agreement, dated as of October 7, 2022, by and among TeraWulf Inc., certain subsidiaries party thereto, the lenders from time to time party thereto and Wilmington Trust, National Association.

4.1	Amended and Restated Warrant Agreement, dated as of October 7, 2022, by and among TeraWulf Inc. and certain persons listed therein.
99.1	Press Release, dated October 10, 2022.
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERAWULF INC.

By:	/s/ Patrick A. Fleury
Name:	Patrick A. Fleury
Title:	Chief Financial Officer

Dated: October 12, 2022